UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2021 (July 15, 2021)

Altimar Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39994	98-1571400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street

33rd Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 287-6767

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	ATMR.U	New York Stock Exchange
Class A ordinary share, $0.0001 par value	ATMR	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	ATMR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination Agreement

On July 16, 2021, Altimar Acquisition Corp. II, a Cayman Islands exempted company (“Altimar”), announced that it had entered into a definitive business combination agreement (as it may be amended, restated, amended and restated or otherwise supplemented from time to time, the “Business Combination Agreement”), dated as of July 15, 2021, by and among Altimar, Fathom Holdco, LLC, a Delaware limited liability company (“Fathom”), Rapid Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“Rapid Merger Sub”), and the other parties thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Transactions

At the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”):

(a)

Altimar will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation under the laws of the State of Delaware (the “Domestication”), upon which Altimar will change its name to “Fathom Digital Manufacturing Corporation”;

(b)	Fathom will issue managing member interests in Fathom to Altimar in exchange for a nominal cash payment;

(c)

Each of CORE Fund I Blocker-5 LLC, a Delaware limited liability company (“Fathom Blocker 1”), CORE Fund I Blocker-2 LLC, a Delaware limited liability company (“Fathom Blocker 2”), and SG (MCT) Blocker, LLC, a Delaware limited liability company (Fathom Blocker 3” and, together with Fathom Blocker 1 and Fathom Blocker 2, the “Fathom Blockers”), will merge with and into Rapid Blocker 1 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“Blocker Merger Sub 1”), Rapid Blocker 2 Merger Sub, LLC , a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“Blocker Merger Sub 2”), and Rapid Blocker 3 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“Blocker Merger Sub 3” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”), respectively, in each case, with the Fathom Blockers surviving as the surviving companies and wholly owned subsidiaries of Altimar (collectively, the “Surviving Fathom Blockers”);

(d)	The Surviving Fathom Blockers will each merge with and into Altimar (the “Blocker Altimar Mergers”), in each case, with Altimar as the surviving company; and

(e)

Rapid Merger Sub will merge with and into Fathom (the “Fathom Merger”), with Fathom as the surviving entity of the Fathom Merger (Fathom, in its capacity as the surviving entity of the Fathom Merger, is sometimes referred to as the “Fathom Surviving Entity”). Following the Fathom Merger, the Fathom Surviving Entity will be owned by Altimar and all other holders of Fathom units outstanding as of immediately prior to the Fathom Merger (such other holders, excluding Altimar, are referred to as the “Continuing Fathom Unitholders”).

Upon consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination”), the combined company will be organized in an “Up-C” structure, in which substantially all of the assets and business of the combined company will be held by Fathom. Altimar and the Continuing Fathom Unitholders will be issued Class A units of Fathom (“New Fathom Class A Units”). Altimar will be the managing member of Fathom. Altimar will issue to Continuing Fathom Unitholders for cash at par value a number of shares of Class B common stock equal to the number New Fathom Class A Units held by the Continuing Fathom Unitholders. Altimar’s other stockholders will hold Class A common stock of Altimar. Shares of Class A common stock will be entitled to economic rights and one vote per share and shares of Class B common stock will be entitled to one vote per share but no economic rights. The combined company’s business will continue to operate through Fathom.

The Domestication

Immediately prior to the Closing, Altimar will effect the Domestication pursuant to which: (a) each outstanding Class A ordinary share, par value $0.0001 per share of Altimar (the “Class A ordinary shares”), will automatically convert into one share of Class A common stock, par value $0.0001 per share of Fathom Digital Manufacturing Corporation (“New Fathom Corp.”) (the “Class A common stock”), (b) each outstanding Class B ordinary share, par value $0.0001 per share of Altimar (the “Class B ordinary shares”), will automatically convert into one share of Class C common stock, par value $0.0001 per share of New Fathom Corp. (the “Class C common stock”), and (c) the outstanding warrants to purchase Class A ordinary shares of Altimar will automatically become exercisable for shares of Class A common stock, pursuant to the Altimar Warrant Agreement (as defined in the Business Combination Agreement). The terms of the Class C common stock will be substantially identical to the terms of the Class B ordinary shares. By their terms, the shares of Class C common stock will automatically convert on a one-to-one basis into shares of Class A common stock upon the consummation of the Business Combination, subject to certain anti-dilution adjustments, just as Altimar’s Class B ordinary shares would have converted had the Domestication not occurred. In addition, a certain amount of Altimar’s common stock held by sponsor may be subject to forfeiture (the “Forfeited Shares”) as follows: effective upon and subject to the closing of the Business Combination, (i) if the quotient of (A) the number of Altimar Class A ordinary shares redeemed in the Altimar Stock Redemption divided by (B) 34,500,000 (the “Altimar Stockholder Redemption Ratio”) is less than or equal to 0.10, each then issued and outstanding share of Class C common stock will convert automatically, on a one-for-one basis, into a share of Class A common stock; (ii) if the Altimar Stockholder Redemption Ratio is greater than 0.10 and less than to 0.40, (A) the number of shares of Class C common stock obtained by multiplying the Redemption Forfeiture Ratio (which is obtained by the following formula: 0.15 multiplied by the quotient of (1) the result of (x) the Altimar Stockholder Redemption Ratio minus (y) 0.10, divided by (2) 0.30) by the aggregate number of then issued and outstanding shares of Altimar Class C common stock shall be automatically forfeited and (B) each remaining issued and outstanding share of Altimar Class C common stock (after such forfeiture) will convert automatically, on a one-for-one basis, into a share of Class A common stock; and (iii) if the Altimar Stockholder Redemption Ratio is greater than or equal to 0.40, (A) the number of shares of Class C common stock obtained by multiplying 0.15 by the aggregate number of then issued and outstanding shares of Class C common stock will be automatically forfeited and (B) each remaining issued and outstanding share of Class C common stock (after such forfeiture) shall convert automatically, on a one-for-one basis, into a share of Class A common stock.

Pursuant to the Forfeiture and Support Agreement, dated as of July 15, 2021 (the “Forfeiture and Support Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, Altimar Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), agreed, among other things, effective upon the Closing, (x) as holder of a majority of the Class B ordinary shares prior to the Domestication and a majority of the shares of Class C common stock which will be outstanding as a result of the Domestication, to waive the anti-dilution adjustments set forth in Altimar’s existing Amended and Restated Memorandum and Articles of Association and which will be set forth in Altimar’s Certificate of Incorporation in connection with the Business Combination and (y) to forfeit and surrender for no additional consideration the Forfeited Shares (as defined in the Forfeiture and Support Agreement) which would be received by Sponsor as a result of the automatic conversion of its shares of Class C common stock upon the Closing.

Consideration

The total consideration to be paid to CORE Industrial Partners Fund I Parallel, LP, Siguler Guff Small Buyout Opportunities Fund III, LP, Siguler Guff Small Buyout Opportunities Fund III (F), LP, Siguler Guff Small Buyout Opportunities Fund III (C), LP, Siguler Guff Small Buyout Opportunities III (UK), LP, Siguler Guff HP Opportunities Fund II, LP, and Siguler Guff Americas Opportunities Fund, LP (collectively, the “Fathom Blocker Owners”) and the Continuing Fathom Unitholders, including CORE Industrial Partners Fund I, LP, at the Closing shall equal the aggregate of:

(a)

(i) All the cash proceeds from the trust account established for the purpose of holding the net proceeds of Altimar’s initial public offering, net of any amounts paid to Altimar’s shareholders that exercise their redemption rights in connection with the Business Combination, together with the proceeds from the PIPE Investment (as defined in the Business Combination Agreement) (the “Available Cash Amount”), (ii) minus up to $25,000,000 to be contributed by Altimar to the balance sheet of Fathom, (iii) minus up to $42,000,000 to be used to pay down certain indebtedness of Fathom, (iv) minus certain transaction expenses of Fathom and Altimar, which include fees and expenses of various advisors, transfer taxes, employee transaction bonuses, and filing and listing fees (the “Closing Cash Consideration”);

(b)

A number of shares of Class A common stock and newly issued Class A units of Fathom (the “New Fathom Class A Units”) (together with one share of Class B common stock to be issued at par value for cash in respect of each New Fathom Class A Unit), to be allocated as set forth on the Allocation Schedule (as defined in the Business Combination Agreement), in an aggregate number (rounded up to the nearest whole share) equal to the quotient of (i) the result of (A) $1,200,000,000 minus (B) the Closing Cash Consideration divided by (ii) $10.00 (the “Closing Seller Equity Consideration”); and

(c)

An aggregate of 9,000,000 shares of earnout equity consideration (in Class A common stock and New Fathom Class A Units) (the “Earnout Shares”). These earnout shares will be issued in three equal tranches of 3,000,000 shares, with each tranche vesting at each of the following share price thresholds: $12.50, $15.00 and $20.00, in each case subject to the vesting and forfeiture provisions set forth in the Investor Rights Agreement (as defined below) and Fathom’s Amended and Restated Limited Liability Company Agreement (the “Fathom Operating Agreement”). The earnout period will be five years from the date of the closing of the Business Combination. The achievement of the price threshold will be determined based on a VWAP for 20 trading days within any 30-trading day period or a change of control transaction of New Fathom Corp. that implies the same per share valuation as the applicable price threshold (the “Fathom Earnout Consideration”).

Representations and Warranties; Covenants

The parties to the Business Combination Agreement have made customary representations, warranties and covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of Altimar, Fathom and the Fathom Blockers and their respective applicable businesses prior to the Closing. Each of Altimar and Fathom has agreed to cooperate and use commercially reasonable efforts to cause the Business Combination to be consummated.

In addition, Fathom will have the option to elect to repay, refinance or obtain debt financing up to an aggregate amount of $175,000,000, which election will be made in consultation with Altimar.

Sponsor also agreed to fund certain transaction expenses of Altimar which exceed the $27,000,000 cap set forth in Section 4.03(b) of the Business Combination Agreement (other than transaction expenses in respect of (i) 50% of transfer taxes, (ii) fees and expenses of certain advisors that are, or have been, retained at the request of Fathom or (iii) printer, transfer agent and proxy solicitation fees which exceed $1,300,000, when taken together, or $27,000,000, when combined with up to $25,700,000 of the aggregate amounts of other transaction expenses of Altimar, which excess will not be borne by Sponsor).

Conditions to Consummation of the Business Combination

The Closing is subject to certain customary conditions, including, among other things: (i) the approval of the Business Combination and other matters by Altimar’s shareholders; (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain additional regulatory approvals; (iii) the Available Cash Amount equaling no less than $313,000,000 at the Closing; (iv) (x) fundamental representations and warranties (which includes Organization, Due Authorization, Holding Company; Ownership and Brokers’ Fees) bring down conditions to an “all material respects” standard (y) general representations and warranties bring down conditions to a “material adverse effect” standard and (z) capitalization representation bring down condition to a “de minimis” standard; (v) covenant bring down conditions to an “all material respects” standard; (vi) the absence of a material adverse effect on the respective parties; and (vii) the effectiveness of the Registration Statement (as defined below) and the listing of Altimar Class A common stock to be issued in the Business Combination on the New York Stock Exchange (“NYSE”). To the extent permitted by law, the conditions in the Business Combination Agreement may be waived by the parties thereto.

The Business Combination Agreement also includes a non-solicitation provision prohibiting Altimar from soliciting other business combinations. However, if, at any time prior to obtaining the approval of the Business Combination by Altimar’s stockholders, Altimar’s board of directors determines in good faith, in response to an Intervening Event (as defined in the Business Combination Agreement), that the failure to make a change in its recommendation to approve the Business Combination would be a breach of its fiduciary duties under applicable Law, Altimar’s board of directors may change its recommendation in favor of the transaction, subject to certain terms and conditions.

Termination

The Business Combination Agreement may be terminated by Altimar or Fathom under certain circumstances, including, among others, (i) by mutual written consent of Fathom and Altimar, (ii) by Fathom or Altimar if the Closing has not occurred on or before December 31, 2021 (the “Outside Date”), (iii) by Fathom or Altimar in the case of material uncured breach by the other party to the Business Combination Agreement (subject to notice and an opportunity to cure, if curable), (iv) by Fathom if, prior to obtaining approval of Altimar’s shareholders, Altimar’s board of directors made a change in recommendation and (v) by Fathom or Altimar if Altimar has not obtained the required approval of its shareholders.

Indemnification

The representations, warranties, covenants and agreements in the Business Combination Agreement will not survive the consummation of the transaction, except for those covenants and agreements (a) that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing or (b) set forth in Article XIII (Miscellaneous) of the Business Combination Agreement.

Additional Information

The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Business Combination Agreement contains representations, warranties and covenants that the parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Altimar, Fathom or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Altimar’s public disclosures.

Proposed Organizational Documents

Prior to the Closing and in connection with the Domestication, Altimar will adopt a new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws” and, together with the Proposed Charter, the “Proposed Organizational Documents”), which, among other things, will authorize the following classes of New Fathom Corp. common stock: (i) economic, voting shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), (ii) non-economic, voting shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), and (iii) economic, voting shares of Class C common stock, par value $0.0001 per share (“Class C common stock” and, together with Class A common stock and Class B common stock, the “Fathom common stock”). In addition, the Proposed Organizational Documents will authorize the board of directors of New Fathom Corp., subject to limitations prescribed by law, to approve the issuance of shares of preferred stock in one or more series, in such amounts and with such voting powers (if any), designations, powers, preferences and other rights, if any, as specified by resolution of the board and included in a certificate of designation relating to any such series of preferred stock.

The three classes of Fathom common stock will carry such economic (as applicable) and voting rights as are set forth in the Proposed Organizational Documents, with each such class entitled to one vote per share. In addition, the Investor Rights Agreement (defined below under “Investor Rights Agreement and Registration Rights Agreement”), among other things, provides that the CORE Investors (defined below) shall initially have the right to nominate to the New Fathom Corp. board of directors a number of designees equal to a majority of directors on the board. Following the Closing, the CORE Investors will have continuing board nomination rights ranging from a majority to one designee, as more fully described below, so long as the CORE Investors continue to beneficially own specified percentages of the shares of Fathom common stock initially owned as of the closing of the Business Combination.

Upon the effectiveness of the Domestication and the Proposed Charter, but prior to the Closing, each outstanding Class A ordinary share of Altimar will automatically convert into one share of Class A common stock, and each outstanding Class B ordinary share of Altimar will automatically convert into one share of Class C common stock. The terms of the Class C common stock will be substantially identical to the presently outstanding Class B ordinary shares of Altimar, and will exist only for a moment in time between the effectiveness of the Domestication and the Closing. Upon the Closing and in accordance with and subject to the forfeiture terms of the Forfeiture and Support Agreement described below, each share of Class C common stock will convert into one share of Class A common stock.

Shares of Class B common stock will be surrendered and canceled, on a one-for-one basis, in connection with any exchange of New Fathom Class A Units for Class A common stock in accordance with the Fathom Operating Agreement.

The foregoing description of the capital structure set forth in the Proposed Charter and Proposed Bylaws does not purport to be complete and is qualified in its entirety by the terms and conditions of the forms thereof, which are attached as Exhibit A and Exhibit B, respectively, to the Business Combination Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Subscription Agreements

In connection with entering into the Business Combination Agreement, Altimar and Fathom entered into subscription agreements (the “Subscription Agreements”), each dated as of July 15, 2021, with certain institutional and other accredited investors (the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors party thereto agreed to purchase an aggregate of 8,000,000 shares of Class A common stock following the domestication of Altimar and immediately prior to the Closing at a cash purchase price of $10.00 per share (the “PIPE Investment”). The Subscription Agreements contain customary representations, warranties, covenants and agreements of Altimar and the PIPE Investors and are subject to customary closing conditions (including, without limitation, that there is no amendment or modification to the Business Combination Agreement that is material and adverse to the PIPE Investor) and termination rights (including a termination right if the transaction contemplated by the Subscription Agreement has not been consummated by December 31, 2021, other than as a result of breach by the terminating party).

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement, a copy of which are filed as Exhibit 10.2 and Exhibit 10.3 hereto and incorporated by reference herein.

Investor Rights Agreement and Registration Rights Agreement

Upon the completion of the Business Combination, New Fathom Corp. will enter into an investor rights agreement (the “Investor Rights Agreement”) with CORE Industrial Partners Fund I, L.P., CORE Industrial Partners Fund I Parallel, L.P. (together, the “CORE Investors”), and certain equityholders of New Fathom Corp. named therein.

The Investor Rights Agreement provides for an initial eleven-person board of directors, consisting of ten individuals to be designated by the CORE Investors, which initially will include George Buckley, Carey Chen, TJ Chung (Chair), Caralynn Collens, David Fisher, Maria Green, Peter Leemputte, Ryan Martin, John May and Bob Nardelli, and one independent director to be mutually agreed by the CORE Investors and Sponsor. The CORE Investors have certain continued nomination rights for a number of directors ranging from the majority of the board of directors to one director, while they beneficially own shares of common stock in excess of certain ownership percentage of the amount owned by the CORE Investors at Closing, as determined in accordance with the Investor Rights Agreement. In addition, for so long as the CORE Investors beneficially own shares of common stock representing at least 5% of the amount owned by the CORE Investors at Closing, the CORE Investors will have the right to designate a person to attend meetings of the board (including any meetings of any committees thereof) in a non-voting observer capacity.

The parties to the Investor Rights Agreement will agree (subject to exceptions for permitted transfers) to a contractual lock-up on the sale of Class A common stock for the period beginning on the Closing Date and ending one hundred eighty (180) days thereafter (the “Lock-Up Period”).

In addition, the CORE Investors and the other parties to the Investor Rights Agreement will agree to the terms of the Fathom Earnout Consideration. The vesting period for the Earnout Shares will be five (5) years from the date of the Business Combination. After expiration of the Lock-Up Period, the unvested Earnout Shares will not be transferable and those already vested Earnout Shares will only be transferable to those permitted transferees under the Investor Rights Agreement. In the event that any unvested Earnout Shares have not vested on or prior to the fifth (5th) anniversary of the Closing Date, those Earnout Shares that have not vested will automatically be forfeited and surrendered to New Fathom Corp. for no consideration.

Under the terms of the Registration Rights Agreement, New Fathom Corp. granted to certain holders of equity in New Fathom Corp., including the CORE Investors, former Fathom equityholders, Sponsor and certain other former Altimar equityholders customary demand, shelf and piggyback registration rights. New Fathom Corp. is required to file within thirty days of the Closing a shelf registration statement registering the public resale of the shares of common stock of New Fathom Corp. (“Shelf Registration Statement”), and cause the Shelf Registration Statement to be declared effective as promptly as practicable after the filing thereof and no later than the earlier of (A) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Shelf Registration Statement, the 90th calendar day following the filing thereof) and (B) the 10th business day after the date New Fathom Corp. is notified (orally or in writing, whichever is earlier) by the SEC that it will not review the Shelf Registration Statement.

The foregoing descriptions of the Investor Rights Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the form Investor Rights Agreement and the form Registration Rights Agreement, which are attached as Exhibits C and D, respectively, to the Business Combination Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Fathom Operating Agreement

On the Closing Date, Fathom, New Fathom Corp. and the other members named therein will enter into the Fathom Operating Agreement. The Fathom Operating Agreement will provide for a redemption right with respect to the vested New Fathom Class A Units, pursuant to which each vested New Fathom Class A Unit will be redeemable, subject to certain limitations, for either one share of Class A common stock, or, at Fathom’s or New Fathom Corp.’s election, cash of an equivalent value, pursuant to and in accordance with the terms of the Fathom Operating Agreement.

The foregoing description of the Fathom Operating Agreement is qualified in its entirety by reference to the full text of the form of Fathom Operating Agreement, a copy of which is included as Exhibit G to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Tax Receivable Agreement

In connection with the Closing, New Fathom Corp. will enter into a tax receivable agreement (the “Tax Receivable Agreement”), by and among New Fathom Corp, Fathom, each of the Exchange TRA Parties (as defined in the Tax Receivable Agreement) party thereto, each of the Blocker TRA Parties (as defined in the Tax Receivable Agreement) party thereto and CORE Industrial Partners Management LP, in its capacity as TRA Party Representative (as defined in the Tax Receivable Agreement). Pursuant to the Tax Receivable Agreement, New Fathom Corp. will be required to pay 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of tax basis in certain assets and other tax attributes of New Fathom Corp. at the time of the Business

Combination, any increases in tax basis and other tax benefits related to the payment of cash consideration pursuant to the Business Combination Agreement and any increases in tax basis and other tax benefits resulting from any exchange of New Fathom Class A Units for shares of New Fathom Corp. Class A common stock or cash in the future. New Fathom Corp.’s obligations under the Tax Receivable Agreement accelerate upon a change in control and certain other termination events, as defined therein.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form Tax Receivable Agreement, a copy of which is included as Exhibit E to the Business Combination Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Forfeiture and Support Agreement

Pursuant to the Forfeiture and Support Agreement, dated as of July 15, 2021 (the “Forfeiture and Support Agreement”), Sponsor, agreed, among other things, (a) effective upon the Closing, as holder of a majority of Altimar’s Class B ordinary shares prior to the Domestication and a majority of the shares of Class C common stock which will be outstanding as a result of the Domestication, (x) to waive the anti-dilution adjustments set forth in Altimar’s existing Memorandum and Articles of Association and which will be set forth in Altimar’s Certificate of Incorporation in connection with the Business Combination and (y) to forfeit and surrender for no additional consideration the Forfeited Shares which would be received by Sponsor upon the automatic conversion of its shares of Class C common stock upon the Closing and (b) from the date of the Business Combination Agreement until the earlier of Closing or the termination of the Business Combination Agreement in accordance with its terms, to refrain from taking (and not cause Altimar to take) any action the effect of which would be to cause Altimar to breach its non-solicitation obligations set forth in Section 9.08 of the Business Combination Agreement. In addition, each of Sponsor and the Individual Class B Holders (as defined in the Forfeiture and Support Agreement) agreed, among other things, (i) from the date of the Business Combination Agreement until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, to not redeem any Class A ordinary shares (or, if applicable, shares of Altimar Class A common stock) held by it and (ii) prior to the consummation of Business Combination or the termination of the Business Combination Agreement, to vote or cause to be voted, all of the Altimar shares beneficially owned by Sponsor or such Individual Class B Holder, at every meeting of the shareholders of Altimar at which such matters are considered and at every adjournment or postponement thereof: (1) in favor of (A) the Business Combination and the Business Combination Agreement and the other transactions contemplated thereby (including any proposals recommended by Altimar’s Board of Directors in connection with the Business Combination) and (B) any proposal to adjourn or postpone such meeting of shareholders to a later date if there are not sufficient votes to approve the Business Combination; (2) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Altimar under the Business Combination Agreement; and (3) against (A) any proposal or offer from any person concerning (I) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Altimar, or (II) the issuance or acquisition of shares of capital stock or other Altimar equity securities (other than as contemplated or permitted by the Business Combination Agreement); and (B) any action, proposal, transaction or agreement that would reasonably be expected to (x) impede the fulfillment of Altimar’s conditions under the Business Combination Agreement or change in any manner the voting rights of any class of Altimar’s shares or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor or any of the Individual Class B Holders contained in the Forfeiture and Support Agreement.

In addition, Sponsor and each of the Individual Class B Holders, in their capacity as holders of Altimar Class B ordinary shares, have also agreed (a) not to, prior to the consummation of Business Combination or the termination of the Business Combination Agreement, transfer any of the their Class B ordinary shares (or shares of Class C common stock received in the Domestication), and in the case of Sponsor, its warrants to acquire Altimar Class A ordinary shares, except to certain permitted transferees that agree to be bound by the terms of the Forfeiture and Support Agreement and (b) for the period beginning on the Closing Date and ending on the earlier to occur of (i) the one (1)-year anniversary of the Closing Date and (ii) the last day of the Qualifying Period (as defined below), if the VWAP of the Class A common stock equals or exceeds $12.00 per share for any twenty (20) Trading Days (as defined in the Forfeiture and Support Agreement) within a period of thirty (30) consecutive Trading Days commencing at least 150 days after the Closing Date (the “Qualifying Period”), not to transfer any of such Sponsor’s or Individual Class B Holder’s Altimar ordinary shares or Altimar common stock (other than shares of Class A common stock acquired pursuant to the PIPE Investment).

Under the terms of the Forfeiture and Support Agreement, Sponsor agreed that, from and after the Closing, 1,267,500 shares of Altimar Class B ordinary shares (or, following the Domestication, shares of Class C common stock or Class A common stock, as applicable) held by Sponsor (other than any shares of Altimar common stock issued to Sponsor pursuant to the PIPE Investment) (the “Sponsor Earnout Shares”) will be unvested and restricted and that such shares will vest automatically if (a) the VWAP of the Altimar Class A Common Stock equals or exceeds $15.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days and (b) there is a change of control of Altimar, unless the per share consideration to be received by the holders of Class A common stock in such change of control transaction is less than the vesting threshold applicable to the Sponsor Earnout Shares (each of (a) and (b), a “Vesting Event”). To the extent that, on or prior to the fifth (5th) anniversary of the Closing Date, a Vesting Event did not occur, all outstanding unvested Sponsor Earnout Shares will automatically be forfeited.

Sponsor also agreed to, at the Closing and subject to the terms and conditions of the Business Combination Agreement, provide funds to Altimar to satisfy the funding of certain transaction expenses, after utilizing the unused portion of the working capital amount funded by Sponsor to Altimar prior to the execution of the Business Combination Agreement, that are in excess of the aggregate $27,000,000 cap referenced in Section 4.03(b) of the Business Combination Agreement. All obligations of Altimar to Sponsor for borrowed money or any payments made to or on behalf of Altimar will be settled in cash and not through the issuance of warrants or other equity securities of Altimar.

The foregoing description of the Forfeiture and Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Forfeiture and Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Fathom Voting and Support Agreements

Concurrently with the execution of the Business Combination Agreement, Altimar and Rapid Merger Sub, on the one hand, and various direct and indirect holders of equity in Fathom, including the CORE Investors (collectively, the “Fathom Holders”), on the other hand, each entered into a Voting and Support Agreement (collectively, the “Voting and Support Agreements”), pursuant to which each such Fathom Holder agreed to, among other things, (i) vote in favor of (or consent to) the Business Combination Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Business Combination.

The foregoing description of the Voting and Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Voting and Support Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of Fathom common stock is incorporated by reference herein. The shares of Fathom common stock issuable in connection with the PIPE Investment will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, Altimar intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) which will include a proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of Altimar’s ordinary shares in connection with Altimar’s solicitation of proxies for the vote by Altimar’s shareholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of Fathom to be issued in the Business Combination. Altimar’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about the parties to the Business Combination Agreement, Altimar and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to shareholders of Altimar as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Shareholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Altimar Acquisition Corp. II, 40 West 57th Street, 33rd Floor, New York, New York 10019, or by calling (212) 287-6767.

Participants in the Solicitation

Altimar and its directors and executive officers may be deemed participants in the solicitation of proxies from Altimar’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in Altimar is contained in Altimar’s final prospectus from its initial public offering, which was filed with the SEC on February 5, 2021, and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to Altimar Acquisition Corp. II, 40 West 57th Street, 33rd Floor, New York, New York 10019, or by calling (212) 287-6767. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Fathom and its respective managers and executive officers may also be deemed to be participants in the solicitation of proxies from Altimar’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Altimar’s and Fathom’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “target,” “goal,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Altimar’s and Fathom’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Altimar’s and Fathom’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Altimar and/or Fathom following the announcement of the Business Combination Agreement and the transactions contemplated therein; (2) the inability of Altimar to complete the contemplated transactions with Fathom; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transactions contemplated therein to fail to close; (4) the ability to meet the NYSE’s listing standards following the consummation of the transactions contemplated by the proposed Business Combination; (5) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the amount of funds available in Altimar’s trust account following any redemptions by Altimar’s shareholders; (7) costs related to the Business Combination; (8) the possibility that Fathom or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (9) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” in the Registration Statement, and in Altimar’s other filings with the SEC, including those factors discussed in the registration statement and final prospectus relating to Altimar’s initial public offering filed with the SEC on February 5, 2021 and Item 1A. Risk Factors of the Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on June 1, 2021. Altimar cautions that the foregoing list of factors is not exclusive. Altimar cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Altimar does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1†	Business Combination Agreement, dated as of July 15, 2021, by and among Altimar Acquisition Corp. II, Fathom Holdco, LLC and the other parties thereto

10.1	Forfeiture and Support Agreement, dated as of July 15, 2021, by and among Altimar Sponsor II, LLC, the Altimar II Class B Holders party thereto, Altimar Acquisition Corp. II, Fathom Holdco, LLC and the other parties thereto

10.2	Form of Subscription Agreement No. 1

10.3	Form of Subscription Agreement No. 2

10.4	Form of Fathom Voting and Support Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMAR ACQUISITION CORP. II

Date: July 19, 2021	By:	/s/ Wendy Lai
	Name:	Wendy Lai
	Title:	Chief Financial Officer